EXHIBIT 10(iv)


                     SETTLEMENT AGREEMENT AND MUTUAL RELEASE
                     ---------------------------------------


         THIS SETTLEMENT AGREEMENT AND MUTUAL RELEASE ("Agreement") is made and entered into as of February 14, 2002, by and among AIMRITE HOLDINGS CORPORATION, a Nevada corporation ("AIMRITE"), STAN RUTIZ, acting as Chairperson of the EXECUTIVE COMMITTEE OF SHAREHOLDERS OF AIMRITE, a Committee composed of Lou Podlesni, Bob Hamilton, Bob Yardley and Stan Rutiz (collectively "RUTIZ"); MARY KAY KOLDEWAY ("KOLDEWAY"); KENMAR COMPANY TRUST, by MARY KAY KOLDEWAY, TRUSTEE ("KMT"); and COLEMAN FAMILY TRUST by MARY KAY KOLDEWAY, TRUSTEE ("CFT") ( KOLDEWAY, KMT, and CFT jointly hereinafter sometimes called the "CLAIMANTS"), with respect to the following:

                                    RECITALS

         A. AIMRITE was first incorporated under the name Q-Com Corp. on/or about September 6, 1988. Thereafter, Q-Com Corp. changed its name to Drink World, Inc., by amending its Articles of Incorporation on/or about April 10, 1995. On/or about July 21, 1995, AIMRITE doing business under the name "Drink World, Inc." then changed its name to AIMRITE under the principal management of Kenneth B. Coleman.

         B. Kenneth B. Coleman passed away on or about January 3, 2000, and KOLDEWAY, served as a member of the Board of Directors and Acting President of AIMRITE thereafter until September 12, 2001.

         C. Richard Stanczyk was appointed Chief Financial Officer and a member of the Board of Directors in 1995 and continues in such position through the present.

         D. On/or about September 12, 2001, KOLDEWAY resigned her position as an Officer and Director effectively immediately.

         E. Disputes have arisen by and between KMT, CFT, KOLDEWAY, RUTIZ and AIMRITE in that KMT, CFT and KOLDEWAY contend KMT, CFT and KOLDEWAY were issued 1,000,000 shares of Series A Convertible Preferred Stock in AIMRITE as Stock Certificate 0001. KMT, CFT and KOLDEWAY further contend KOLDEWAY individually was issued 200,000 shares of Series A Preferred Stock of AIMRITE in August 2001. KMT, CFT and KOLDEWAY further contend these shares of Series A Preferred Stock of AIMRITE were lawfully voted through an action by Majority Consent of Shareholders in January of 2002. AIMRITE and RUTIZ dispute these contentions.

         F. KMT is the holder of certain patents as patent numbers 4722548, 4634142, 5529152, 5735372, 6296091, patent application no. 09/439,109 filed on
11/11/99, patent application no. 09/439,106 filed on 11/11/99, and numerous foreign filings pending on the above patents and applications (the "PATENTS") and each registered in the U.S. Patent's Office. The PATENTS have been licensed by KMT to AIMRITE pursuant to an International Licensing and Consulting Agreement (the "LICENSE") dated February 25, 1997.

         G. The CLAIMANTS contend that AIMRITE is liable to the CLAIMANTS on account of sums due under the LICENSE plus amounts advanced or paid by the CLAIMANTS to, for, or on behalf of AIMRITE (the amount due the CLAIMANTS by AIMRITE hereinafter called the "CLAIM"). AIMRITE on the other hand contends monies were transferred to AIMRITE by KOLDEWAY and her former spouse and CFT, but that the source of such monies were derived from the improper transfer of AIMRITE's assets. The CLAIMANTS dispute AIMRITE's contentions.

Settlement Agreement And Mutual Release-1716546.4

         H. KOLDEWAY and Marvin K. Brown Auto Center have entered into a lease agreement dated 2/22/00 (the "YUKON LEASE") for the lease of a 2000 GMC Yukon (the "YUKON")VIN 3GKFK16T9YG115719. AIMRITE has had the use and benefit of the YUKON since inception of the YUKON LEASE.

         NOW, THEREFORE, the parties hereto in consideration of the mutual promises exchanged herein agree as follows:

         1.       At the closing of this Agreement:

                  a) AIMRITE shall enter into a security agreement, substantially in the form of Exhibit "A" attached hereto (the "Security Agreement"), with the CLAIMANTS granting the Claimants a security interest in substantially all the existing and future assets of AIMRITE,

                   b) AIMRITE shall deliver to Claimants (i) a certificate of good standing from the Secretary of State of Nevada as of the date of this Agreement, (ii) a certificate of qualification to do business in the State of California as of the date of this Agreement, (iii) a certificate of incumbency setting forth the current officers and directors of AIMRITE, (iv) certified resolutions of the Board of Directors of AIMRITE authorizing the execution of the this Agreement and the other agreements envisioned herein, and (v) a current search of the records of the Secretary of State for the State of California demonstrating no liens or security interests filed against the assets of AIMRITE,

                  c) AIMRITE, the CLAIMANTS and John Wicka shall enter into an agreement subordinating that certain security interest in assets of AIMRITE held by John Wicka to the CLAIM and the security interest of the CLAIMANTS, and

                  d) KMT, CFT and KOLDEWAY hereby sell, transfer and assign all of their right, title and interest in and to any and all shares of AIMRITE Preferred Stock owned or held by them

Settlement Agreement And Mutual Release-1716546.4 to AIMRITE and, at the closing of this Agreement, shall deliver the certificates evidencing same, accompanied by appropriate, fully executed stock powers. In addition to the representations and warranties contained below, KMT, CFT and KOLDEWAY warrant and represent to AIMRITE that no interest in any Preferred Shares of AIMRITE of whatever type and nature purportedly owned by the CLAIMANTS has been transferred, sold, hypothecated, pledged or otherwise assigned to any person or entity and that all Preferred Shares of AIMRITE purportedly owned by the CLAIMANTS, are in the exclusive possession of KMT, CFT and KOLDEWAY, as applicable.

         2. To the extent that KOLDEWAY owns shares of AIMRITE Preferred Stock and has voted those shares in favor of the election of any person as a member of the Board of Directors of AIMRITE, including but not limited to, herself, Peter Kendall and Rick May, KOLDEWAY, by execution of this Agreement, votes those shares to remove any such person from the Board of Directors. At the closing of this Agreement, CLAIMANTS shall cause KOLDEWAY, Peter Kendall and Peter May to execute and deliver to AIMRITE that certain form of Resignation, attached hereto as Exhibit "B."

         3. At the closing of this Agreement, AIMRITE shall execute and deliver to CLAIMANTS a Promissory Note in the form of Exhibit "C" attached hereto and incorporated herein by this reference (the "Note").

         4. Not later than the fifth business day of every month that the Note is outstanding and unpaid, AIMRITE shall cause to be delivered to the CLAIMANTS an affidavit of an authorized officer or agent of AIMRITE stating the total receipts of AIMRITE for the prior month and certifying that AIMRITE has paid to the holder of the Note all amounts due to the holder pursuant to the Note and this agreement.

Settlement Agreement And Mutual Release-1716546.4

         5. AIMRITE shall execute such documents as are needed to perfect the security interest granted under the Security Agreement. Until such time as the Promissory Note has been paid in full, AIMRITE shall not pledge or hypothecate any of its assets to any third party without the express written consent of the holder of the Note other than in the ordinary course of business or in connection with a transaction which results in the payment in full of the Note. KMT, CFT and KOLDEWAY agree not to assign the Note to any third party without first obtaining the written consent of AIMRITE.

         6. At the closing of this Agreement, CLAIMANTS shall execute the form of Assignment Agreement attached hereto as Exhibit "D" conveying all of their respective right, title and interest in and to the Patents, related technology and know how and certain patent applications identified in the Assignment Agreement to AIMRITE. Upon execution and delivery of the Assignment Agreement, the LICENSE is hereby cancelled.

         7. CLAIMANTS, and each of them, hereby grant to AIMRITE a right of first offer with respect to future sales by CLAIMANTS of all Equity Securities (as hereinafter defined). This Right of First Offer shall not apply to (i) any transfer of shares from the COLEMAN FAMILY TRUST to any beneficiary thereof, or
(ii) any sale in which the amount of Equity Securities sold, together with all sales of Equity Securities for the account of any CLAIMANT within the preceding three months, does not exceed the greater of (i) one percent of the shares or other units of the class outstanding as shown by the most recent report or statement published by the issuer, or (ii) the average weekly reported volume of trading in such securities on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the filing of notice required by paragraph (h), or if no such notice is required the date of receipt of the order to execute the transaction by the broker or the date of

Settlement Agreement And Mutual Release-1716546.4 execution of the transaction directly with a market maker, or (iii) the average weekly volume of trading in such securities reported through the consolidated transaction reporting system contemplated by Rule 11Aa3-1 under the Securities Exchange Act of 1934 during the four-week period specified in subdivision (ii) of this paragraph.

                  "Equity Securities" means (i) any interest in AIMRITE; (ii) any security convertible, with or without consideration, into an interest in AIMRITE (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any interest in the Partnership or (iv) any such warrant or right.

         Except as otherwise provided herein, each time a CLAIMANT proposes to offer for sale or transfer any Equity Securities, the CLAIMANT shall first make an offer of such Equity Securities to AIMRITE in accordance with the following provisions:

                  a) The CLAIMANT shall deliver a notice by certified mail ("Notice") to AIMRITE stating (i) its bona fide intention to offer such Equity Securities, (ii) the number of such Equity Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Equity Securities.

                  b) By written notification received by the CLAIMANT within 15 calendar days after receipt of the Notice, AIMRITE may elect to purchase or obtain, at the price and on the terms specified in the Notice, any or all of the Equity Securities specified in the Notice. Promptly following the completion of the foregoing process, the CLAIMANT and AIMRITE shall consummate and close this purchase sale of the Equity Securities so elected to be obtained.

                  c) If all Equity Securities which AIMRITE is entitled to obtain pursuant to subsection 7(b) are not elected to be obtained as provided in subsection 7(b), the CLAIMANT may, during the sixty (60) day period following the expiration of the period provided in subsection 7(b) hereof, offer

Settlement Agreement And Mutual Release-1716546.4 the remaining unsubscribed portion of such Equity Securities to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the CLAIMANT does not enter into an agreement for the sale of the Equity Securities within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Equity Securities shall not be offered unless first reoffered to AIMRITE in accordance herewith.

         8. In the event that any party authorized under Title 11 of the United States Code seeks to avoid the grant of the security interest to the CLAIMANTS pursuant to 11 U.S.C section 510, or 11 U.S.C. sections 541 to 553, inclusive, then the transfer, conveyance and assignment of the PATENTS shall be deemed void ab initio, provided, however, that the CLAIMANTS shall execute required consents in favor of any licensee of AIMRITE to the ongoing use of the PATENTS on the same terms and conditions granted by AIMRITE to such licensee.

         9. AIMRITE shall assume all obligations and rights under the LEASE. The current arrearage on the Lease is $1286.00. AIMRITE, upon execution of this Agreement, shall immediately indemnify KMT, CFT and KOLDEWAY from any and all further obligations under the LEASE and make all future payments which may become due in the future.

         10. KOLDEWAY hereby grants to David Tenney a proxy to vote any shares of the Common Stock of AIMRITE held by her, other than shares owned by her as Trustee of the Coleman Family Trust. The term of this proxy is twelve (12) months, and it may be acted upon at any special or annual meeting of shareholders or in connection with any action by written consent of shareholders. The grant of this proxy is coupled with an interest and is irrevocable.

         11.      REPRESENTATIONS AND WARRANTIES.

                  (a) AIMRITE represents to the CLAIMANTS that:

Settlement Agreement And Mutual Release-1716546.4

                      (i) AIMRITE is duly formed and in good standing the State of Nevada and has the full and unrestricted legal right, power and authority to enter into and perform this Agreement, without obtaining the consent or approval of any person or governmental authority.

                      (ii) The execution of this Agreement and the consummation of the transactions contemplated hereby will not constitute a default under any provision of any agreement by which AIMRITE is bound.

                      (iii) There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency, or any arbitration board or tribunal, now pending to which AIMRITE is or would be a party, and, but for the claims of the CLAIMANTS, to the knowledge of AIMRITE, there is no action, suit or proceeding threatened, to which AIMRITE is or would be a party.

                      (iv) The consummation of the transactions contemplated by the Agreement will not render AIMRITE insolvent or unable to pay its debts as they become due; AIMRITE is not contemplating either the filing of a petition under any state or federal bankruptcy or insolvency laws; and AIMRITE has no knowledge of any person or entity contemplating the filing of any such petition against it.

                      (v) To its knowledge after diligent inquiry, other than the security interests granted to the Claimants and John Wicka, there are no consensual or non-consensual liens or security interests asserted by any party against the assets of AIMRITE.

                      (vi) Upon the filing of the UCC form 1 with the Secretary of State of California, the CLAIMANTS shall have a perfected security interest in all of AIMRITE's assets and the proceeds thereof.

Settlement Agreement And Mutual Release-1716546.4

         12. RELEASE BY AIMRITE OF THE CLAIMANTS. Except for claims arising as a consequence of a breach of this Agreement, and to the extent permitted by Nevada law (and, if applicable, California law), AIMRITE does hereby fully and forever release, acquit and discharge the CLAIMANTS in any and all capacities, together with all of their respective officers, directors, employees, agents, attorneys, executors, heirs, successors and assigns from any and all rights, claims, damages, demands and causes of action, of every kind whatsoever, that AIMRITE has or may have, or hereafter may have, directly or indirectly, whether known or unknown, accrued or unaccrued. Without limiting the comprehensive scope of this general release, AIMRITE acknowledges that the release specifically includes, but is not limited to, any and all liabilities, claims, demands, and causes of action of every conceivable character, whether asserted or unasserted, and which happened prior to the signing of this agreement and/or arising out of any theory of contract, tort, breach of duty, or under any law, rule or regulation, except this release does not release the CLAIMANTS from any of the obligations expressly undertaken pursuant to this Agreement.

         13. RELEASE BY RUTIZ OF THE CLAIMANTS AND AIMRITE. Except for claims arising as a consequence of a breach of this Agreement, and to the extent permitted by Nevada law (and, if applicable, California law), each of RUTIZ does hereby fully and forever release, acquit and discharge the CLAIMANTS and AIMRITE in any and all capacities, together with all of their respective officers, directors, employees, agents, attorneys, executors, heirs, successors and assigns from any and all rights, claims, damages, demands and causes of action, of every kind whatsoever, that the each of RUTIZ has or may have, or hereafter may have, directly or indirectly, whether known or unknown, accrued or unaccrued. Without limiting the comprehensive scope of this general release, the each of RUTIZ acknowledges that the release specifically includes, but is not

Settlement Agreement And Mutual Release-1716546.4 limited to, any and all liabilities, claims, demands, and causes of action of every conceivable character, whether asserted or unasserted, and which happened prior to the signing of this agreement and/or arising out of any theory of contract, tort, breach of duty, or under any law, rule or regulation, except this release does not release the CLAIMANTS or AIMRITE from any of the obligations expressly undertaken herein pursuant to this Agreement.

         14. RELEASE BY CLAIMANTS OF RUTIZ AND AIMRITE. Except for claims arising as a consequence of this Agreement or the Articles or Bylaws of AIMRITE, and to the extent permitted by Nevada law (and, if applicable, California law),CLAIMANTS and each of them hereby fully and forever release, acquit and discharge RUTIZ and AIMRITE in any and all capacities, together with all of their respective officers, directors, employees, agents, attorneys, executors, heirs, successors and assigns from any and all rights, claims, damages, demands and causes of action, of every kind whatsoever, that each of CLAIMANTS has or may have, or hereafter may have, directly or indirectly, whether known or unknown, accrued or unaccrued. Without limiting the comprehensive scope of this general release, each of CLAIMANTS acknowledges that the release specifically includes, but is not limited to, any and all liabilities, claims, demands, and causes of action of every conceivable character, whether asserted or unasserted, and which happened prior to the signing of this agreement and/or arising out of any theory of contract, tort, breach of duty, or under any law, rule or regulation, except this release does not release RUTIZ or AIMRITE from any of the obligations expressly undertaken pursuant to this Agreement.

         15. It is the intention of the parties hereto that any and all claims any of the parties hereto may have against the other including controversies, actions, causes of action, and obligations of whatever nature and type, including known, suspected, or unsuspected, as herein above, other than the obligations undertaken under this Agreement, shall be barred in furtherance of this intention.

Settlement Agreement And Mutual Release-1716546.4

In furtherance of this intention, the parties expressly waive any and all rights and benefits conferred upon them by the provisions of section 1542 of the California Civil Code which states as follows:

                           A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

         16. The parties hereto acknowledge that the forgoing waiver of the provisions of Section1542 of the California Civil Code is separately bargained for; and the parties expressly consent that this Release shall be given full force and effect in accordance with each and all of its terms and provisions, including those terms and provisions relating to unknown or unsuspected claims, demands, actions, causes of action, if any, the same effect as those terms and provisions relating to any other claims, demands, actions, or causes of action herein above specified.

         17. This Agreement and Mutual Release shall be governed and construed in accordance with the laws of the State of Nevada. Any action brought to enforce the terms of this Agreement may be brought in Las Vegas, Nevada or San Diego County, California.

         18. Each party hereto has had the opportunity to consult with legal counsel of their choosing concerning their rights with respect to the form and content of this Agreement and none of the parties hereto have relied upon any statement made by the other and have independently investigated and consulted their own appropriate representatives to determine whether it is or is not in their best interest to execute this Agreement.

         19. This Settlement Agreement and Mutual Release, and the Promissory Note, Assignment Agreement, and Security Agreement attached as Exhibits hereto, constitute the complete and final agreement between the parties hereto with respect to the subject hereof and fully supersede any prior negotiations or agreements between the parties regarding such subject matter.

Settlement Agreement And Mutual Release-1716546.4

In the event of any conflict between the Settlement Agreement and Mutual Release and any of the Promissory Note, the Assignment Agreement, and the Security Agreement, the provisions of this Settlement Agreement and Mutual Release shall govern.

         20. Nothing herein shall be construed as an admission of wrongdoing or liability on the part of any of the parties hereto regarding the subject matter of this Agreement.

         21. The parties agree to bear their own attorneys' fees and costs as it relates to this Settlement Agreement and Mutual Release; however, the parties agree that should it become necessary to enforce any of the provisions or interpretation of this Settlement Agreement and Mutual Release the prevailing party shall be entitled, in addition to such other awards of damages if any are awarded, an amount equal to reasonable attorneys' fees and costs as determined by a Court of competent jurisdiction.

         22. If any term or provision of this Agreement shall, to any extent, be held invalid or unenforceable, the remainder of this Agreement shall not be affected.

         23. This Settlement Agreement and Mutual Release Agreement shall be binding upon and inure to the benefit of the successors, representatives, trustees, heirs and assigns of each of the parties hereto. This Agreement is the product of negotiation by each of the parties and no phrase, term or word, shall be construed negatively against the other solely due and as a result of a party physically typed the jointly negotiated form of this agreement. This Agreement is the work product of each of the parties, after freely and fully consulting counsel of choice.

         24. All notices, requests, demands and other communications under this Agreement shall be in writing and by courier, and shall be effective as of the delivery date shown by such courier's documentation if sent postage prepaid, and properly addressed to the following addresses:


Settlement Agreement And Mutual Release-1716546.4

                  If to Assignor:

                  Mary Kay Koldeway,
                  as Trustee of the Kenmar Company Trust, UDT April 15, 1994

                  ---------------------------
                  ---------------------------


                  If to Assignee:

                  AimRite Holdings Corporation
                  525 Stevens Ave.
                  Solana Beach, CA 92075

                      Attention: President



Settlement Agreement And Mutual Release-1716546.4

         25. This Agreement may be executed in counter part and a facsimile signature shall be deemed an original for all purposes.

         Dated: February 14, 2002           AIMRITE HOLDINGS CORPORATION


                                            By: /s/ Terry Spiger
                                                --------------------------------
                                                TERRY SPIGER, PRESIDENT


         Dated: February 14, 2002           STANLEY RUTIZ, INDIVIDUALLY AND AS
                                            CHAIRPERSON OF THE EXECUTIVE
                                            COMMITTEE OF SHAREHOLDERS OF
                                            AIMRITE AND ATTORNEY-IN-FACT FOR
                                            LOU PODLESNI, BOB HAMILTON AND BOB
                                            YARDLEY
                                            /s/ Stanley Rutiz
                                            ------------------------------------



         Dated: February 14, 2002           MARY KAY KOLDEWAY, an individual
                                            /s/ Mary Kay Koldeway
                                            ------------------------------------



         Dated: February 14, 2002           MARY KAY KOLDEWAY, as Trustee of the
                                            COLEMAN FAMILY TRUST
                                            /s/ Mary Kay Koldeway
                                            ------------------------------------



         Dated: February 14, 2002           MARY KAY KOLDEWAY, as Trustee of the
                                            KENMAR COMPANY TRUST
                                            /s/ Mary Kay Koldeway
                                            ------------------------------------



Settlement Agreement And Mutual Release-1716546.4

         APPROVED AS TO FORM:


         Dated: February 14, 2002           LAW OFFICES OF DONALD J. CHRISTIE
                                            Attorney at Law


                                            By: /s/ Donald J. Christie
                                                --------------------------------
                                                Mr. Donald J. Christie, Esq.
                                                Attorney for KMT, CFT & KOLDEWAY



         Dated: February 14, 2002          LUCE, FORWARD, HAMILTON & SCRIPPS LLP
                                            Attorneys at Law

                                            By: /s/ Otto E. Sorensen
                                                --------------------------------
                                                Otto E. Sorensen, Esq.
                                                Attorneys for AIMRITE



         Dated: February 14, 2002           TREADWELL, MARR & SCHOTT, APLC
                                            Attorneys at Law

                                            By: /s/ Timothy H. Treadwell
                                                --------------------------------
                                                Mr. Timothy H. Treadwell, Esq.
                                                Attorneys for RUTIZ


Settlement Agreement And Mutual Release-1716546.4

                                    ADDENDUM

         As additional consideration for the promises and covenants set forth in that certain Settlement Agreement and Mutual Release dated February 14, 2002, between and among Aimrite Holdings Corporation ("AIMRITE") and Mary Kay Koldeway, individually and in her capacity as Trustee of the Coleman Family Trust and the Kenmar Company Trust (jointly "Koldeway"), Koldeway herby agrees that she will not commence, or participate in the commencement of, any Involuntary Petition in Bankruptcy against AIMRITE under the United States Code, provided further that Koldeway shall be relieved of this covenant if any unwaived payment default on the Note exceeds thirty (30) days.

         AIMRITE shall have the right to contest an involuntary case, and the mere filing of an Involuntary Petition shall not in and of itself cause the acceleration of all sums due under the Promissory Note of even date herewith made by AIMRITE and given to Koldeway. Instead, the acceleration provision under the Promissory Note may only be invoked in the instance of an involuntary Petition which has not been dismissed within thirty (30) days.

         Koldeway further acknowledges that John Wicka holds a security interest in certain assets of AIMRITE and has filed a UCC-1 statement in the offices of the Secretary of State of Nevada, and she further acknowledges receipt of a written UCC lien search report provided to her by AIMRITE, notwithstanding the representations to the contrary, as more fully set forth within paragraph 4.02 of that certain Security Agreement of even date by and among AIMRITE and Koldeway.


                                           /s/ Mary Kay Koldeway
                                           ------------------------------------
                                           Mary Kay Koldeway


                                           /s/ Mary Kay Koldeway
                                           ------------------------------------
                                           Mary Kay Koldeway, as Trustee of the
                                           Coleman Family Trust


                                           /s/ Mary Kay Koldeway
                                           ------------------------------------
                                           Mary Kay Koldeway, as Trustee of the
                                           Kenmar Company Trust


                                           AIMRITE HOLDINGS CORPORATION


                                           By: /s/ Terry Spiger
                                               ---------------------------------
                                               Terry Spiger, President